UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 8, 2006

COUGAR BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51473	20-2903204
(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Blvd, Suite 1200
Los Angeles, CA 90024
(Address of principal executive offices) (Zip Code)

(310) 943-8040
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 8, 2006, the Board of Directors of Cougar Biotechnology, Inc. (the “Company”) appointed Michael S. Richman to the Company’s Board of Directors. Since April 2002, Mr. Richman, age 45, has served as the Executive Vice President and Chief Operating Officer of MacroGenics, Inc., a privately held biotechnology company based in Rockville, Maryland that is engaged in the development of immune-based products, including monoclonal antibodies to treat patients with cancer, autoimmune disorders, allergy, or infectious diseases and vaccines to prevent infections in healthy individuals. From December 2000 to March 2002, Mr. Richman served as Senior Vice President, Corporate Development and Administration, for MedImmune, Inc. (NASDAQ: MEDI), a Gaithersburg, Maryland based company that is engaged in the development of immunotherapeutics focusing on infectious diseases, cancer and inflammatory diseases. From November 1996 to December 2000, Mr. Richman served as Vice President, Business Development, for MedImmune, Inc. Mr. Richman holds an M.S.B.A in International Business from San Francisco State University and a B.S. from the University of California at Davis. The Company has not yet determined whether Mr. Richman will be named to any committees of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR BIOTECHNOLOGY, INC.

Date: June 13, 2006	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President